UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	February 28, 2020

SEMPRA ENERGY
(Exact name of registrant as specified in its charter)

California	1-14201	33-0732627
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

488 8th Avenue, San Diego, California	92101
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(619) 696-2000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECURITIES REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:
Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered

Sempra Energy Common Stock, without par value	SRE	NYSE

Sempra Energy 6% Mandatory Convertible Preferred Stock, Series A, $100 liquidation preference	SREPRA	NYSE

Sempra Energy 6.75% Mandatory Convertible Preferred Stock, Series B, $100 liquidation preference	SREPRB	NYSE

Sempra Energy 5.75% Junior Subordinated Notes Due 2079, $25 par value	SREA	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On February 28, 2020, Port Arthur LNG, LLC (“Owner”) and PALNG Common Facilities Company, LLC, each a wholly owned, indirect subsidiary of Sempra Energy, entered into an Engineering, Procurement and Construction Contract (the “EPC Contract”) with Bechtel Oil, Gas and Chemicals, Inc. (“Bechtel”) relating to the proposed construction of a large-scale natural gas treatment, processing and liquefaction export facility in Port Arthur, Texas (the “Port Arthur Liquefaction Project”). Bechtel Global Energy, Inc. has guaranteed Bechtel’s obligations under the EPC Contract. The EPC Contract contemplates the construction of two liquified natural gas (“LNG”) trains with a nameplate capacity of approximately 13.5 million tons per annum, two LNG storage tanks, a marine berth and associated loading facilities and related infrastructure necessary to provide liquefaction services. In addition, the EPC Contract covers the following comprehensive services:
▪Front end engineering design services
▪Detailed engineering, procurement, construction, commissioning, startup, performance testing, and operator training activities
▪Installation of electrical infrastructure to reliably interconnect with the Entergy Texas power grid
▪Dredging activities on the Sabine-Neches waterway, including the beneficial use of dredge materials
▪Marine structures, early works, and other supporting infrastructure
The decision to proceed with construction under the EPC Contract is in the full discretion of Owner. The EPC Contract contemplates the possibility of issuing up to two limited notices to proceed which, if issued, allow Bechtel to proceed with specified scopes of work and set forth a maximum payment amount that would cap Owner’s exposure under such limited notices to proceed. The issuance of any limited notice to proceed and full notice to proceed is in the full discretion of Owner.
If Owner issues the full notice to proceed by July 15, 2020, the cost of the Port Arthur Liquefaction Project under the fixed-price EPC Contract is expected to be approximately $8.9 billion (as adjusted as described below, the “Contract Price”), which does not include costs associated with changes to the project’s scope, or the occurrence of certain events that would entitle Bechtel to relief under the contract, including customary events for similar agreements of this type such as force majeure events, certain changes in law, the discovery of certain differing site conditions, and certain Owner caused delays to the work. If Owner issues the full notice to proceed under the EPC Contract after July 15, 2020, but on or prior to October 15, 2020, the Contract Price will be subject to agreed price escalations during this period with the maximum price escalation of an additional $57 million if the full notice to proceed is issued on October 15, 2020. The parties must agree to a mutual adjustment to the Contract Price if Owner issues the full notice to proceed after October 15, 2020. If Owner fails to issue the full notice to proceed by February 28, 2022, then Owner and Bechtel would each have the right to terminate the EPC Contract, in which case Owner would have no obligation to make any payment under the contract except in connection with issued limited notices to proceed.
The Contract Price would be payable by Owner in tranches of varying size upon Bechtel’s completion of specified milestones and upon its completion of progress over the entire performance of the work under the EPC Contract. In order for Bechtel to receive any payment under the EPC Contract (other than payments for work performed under issued limited notices to proceed), Bechtel must maintain an irrevocable, standby letter of credit in an amount equal to the greater of: (i) 5% of the Contract Price as it may be adjusted from time to time, or (ii) the total amount of the Contract Price paid to Bechtel to date, but in any event not to exceed 10% of the Contract Price as it may be adjusted from time to time.
Under certain circumstances, Bechtel will be obligated to pay liquidated damages to Owner under the EPC Contract. These include the failure of Bechtel (i) to reach guaranteed performance levels for each stage and (ii) to achieve substantial completion of each stage of the Port Arthur Liquefaction Project after the applicable guaranteed substantial completion date for such stage. Bechtel’s liability under the EPC Contract is limited with certain narrow exceptions.
The following termination rights exist under the EPC Contract:
▪Owner has the right to terminate the EPC Contract at its convenience, if Bechtel is unable to pay its debts or an insolvency event occurs with respect to Bechtel or its guarantor, or upon the occurrence of other customary events of default applicable to contractors under similar agreements of this type (subject to cure periods in certain circumstances);
▪Either party has the right to terminate the EPC Contract if the other party breaches any of its representations or warranties and such failure has a material adverse effect upon the project or the non-breaching party’s ability to perform its obligations under the EPC Contract, or otherwise materially defaults on its obligations, though such termination right is subject to a cure period in certain circumstances; and

▪Bechtel has the right to terminate the EPC Contract if Owner fails to timely pay Bechtel amounts due under the EPC Contract (subject to certain cure periods), or all or a substantial portion of the work under the contract is suspended by Owner for specified periods or is stopped due to a force majeure event for a specified period, subject to certain exceptions.
The foregoing description of the EPC Contract does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the EPC Contract, a copy of which will be filed as an exhibit to Sempra Energy’s Quarterly Report on Form 10-Q for the quarter ending March 31, 2020.

Information Regarding Forward-Looking Statements

We make statements in this report that are not historical fact and constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on assumptions with respect to the future, involve risks and uncertainties, and are not guarantees of performance. Future results may differ materially from those expressed in the forward-looking statements. These forward-looking statements represent our estimates and assumptions only as of the filing date of this report. We assume no obligation to update or revise any forward-looking statement as a result of new information, future events or other factors.
In this report, forward-looking statements can be identified by words such as “believes,” “expects,” “anticipates,” “plans,” “estimates,” “projects,” “forecasts,” “should,” “could,” “would,” “will,” “confident,” “may,” “can,” “potential,” “possible,” “proposed,” “target,” “pursue,” “outlook,” “maintain,” or similar expressions, or when we discuss our guidance, strategy, goals, vision, mission, opportunities, projections or intentions.
Factors, among others, that could cause our actual results and future actions to differ materially from those described in any forward-looking statements include risks and uncertainties relating to: decisions, investigations, regulations, issuances of permits and other authorizations, and other actions by the U.S. Department of Energy, regulatory and governmental bodies and jurisdictions in the U.S. and other countries in which we operate; the success of business development efforts, construction projects and major acquisitions and divestitures, including risks in (i) the ability to make a final investment decision and completing construction projects on schedule and budget; (ii) obtaining the consent of partners; (iii) counterparties’ financial or other ability to fulfill contractual commitments; (iv) the ability to complete contemplated acquisitions and/or divestitures; and (v) the ability to realize anticipated benefits from any of these efforts once completed; the resolution of civil and criminal litigation, regulatory investigations and proceedings and arbitrations; actions by credit rating agencies to downgrade our credit ratings or to place those ratings on negative outlook and our ability to borrow at favorable interest rates; moves to reduce or eliminate reliance on natural gas; weather, natural disasters, accidents, equipment failures, computer system outages and other events that disrupt our operations, damage our facilities and systems, cause the release of harmful materials, cause fires and subject us to liability for property damage or personal injuries, fines and penalties, some of which may not be covered by insurance (including costs in excess of applicable policy limits), may be disputed by insurers or may impact our ability to obtain satisfactory levels of affordable insurance; cybersecurity threats to storage and pipeline infrastructure, the information and systems used to operate our businesses, and the confidentiality of our proprietary information and the personal information of our customers and employees; expropriation of assets, the failure of foreign governments and state-owned entities to honor the terms of contracts, and property disputes; volatility in foreign currency exchange, interest and inflation rates and commodity prices and our ability to effectively hedge the risk of such volatility; changes in trade policies, laws and regulations, including tariffs and revisions to or replacement of international trade agreements, such as the North American Free Trade Agreement, that may increase our costs or impair our ability to resolve trade disputes; the impact of changes to federal and state tax laws and our ability to mitigate adverse impacts; and other uncertainties, some of which may be difficult to predict and are beyond our control.
We caution you not to rely unduly on any forward-looking statements. You should review and consider carefully the risks, uncertainties and other factors that affect our business as described herein and in our most recent Annual Report on Form 10-K and other reports that we file with the U.S. Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEMPRA ENERGY,
(Registrant)

Date: March 3, 2020	By: /s/ Peter R. Wall
Peter R. Wall Vice President, Controller and Chief Accounting Officer